UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2013

PGT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52059	20-0634715
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1070 Technology Drive North Venice, Florida	34275
(Address of principal executive offices)	(Zip Code)

(941) 480-1600

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 21, 2013, PGT, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc. (collectively, the “Underwriters”) and JLL Partners Fund IV, L.P. (the “Selling Stockholder”), pursuant to which the Selling Stockholder agreed to sell 11,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company to the Underwriters (the “Offering”). The Selling Stockholder has granted the Underwriters the option to purchase up to 1,650,000 additional shares. The Company is not selling any shares in the Offering and will not receive any proceeds from the Offering.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the shares of Common Stock by the Selling Stockholder to the Underwriters, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Offering is being made pursuant to a prospectus supplement, dated May 16, 2013, to a prospectus, dated May 10, 2013, included in the Company’s registration statement on Form S-3 (File No. 333-187481), which was filed with the SEC on March 22, 2013. The Offering is expected to close on May 28, 2013.

The foregoing description of the material terms of the Underwriting Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 21, 2013 among PGT, Inc., JLL Partners Fund IV, L.P., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT, INC.

	By:	/s/ Mario Ferrucci III
Mario Ferrucci III
Vice President, General Counsel and Secretary

Dated: May 22, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 21, 2013, among PGT, Inc., JLL Partners Fund IV, L.P., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc.